                                                                    EXHIBIT 3(2)
                                     AMENDED
                                   BY-LAWS OF
                             JILCO INDUSTRIES, INC.
                            A California corporation


                                    ARTICLE I
                                PLACE OF BUSINESS

Section 1.

                 The principal office of the corporation shall be in the County of Los Angeles, State of California.

Section 2.

                 The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

Section 1.       PLACE.
                 All meetings of shareholders shall be held at the principal offices of the Corporation in the City of Los Angeles, State of California, or at any other place within or without the State of California which may be designated by the Board of Directors; provided, however, that the place of meeting shall be specified in the notice calling the meeting, and that no change in the place of meeting shall be made within ten (10) days next before the day on which an election of Directors is to be held.

Section 2.       ANNUAL.
                 The annual meeting of the shareholders shall be held on a date and at a time selected by the Board of Directors at which time the shareholders shall elect by majority vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 3.       SPECIAL.
                 Special meetings of the shareholders, for any purpose or purposes whatsoever may be called at any time by the Board of Directors, the President or by one or more shareholders holding not less than one-fifth (15) of the voting power of the corporation.

Section 4.       NOTICE OF MEETINGS:  WAIVER.
                 Each shareholder of record entitled to vote at the meeting shall be given in





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person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes and the time and place within or without the State of California of every meeting of shareholders. Such notice shall be delivered not less than ten (10) days nor more than fifty (50) days before the meeting. It mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation unless the shareholder shall have requested of the Secretary, in writing, that notice intended for him be mailed to some other address, in which case the notice shall be transmitted to the address so designated. No publication of the notice of meeting shall be required. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

Section 5.       AFFIDAVIT OF NOTICE.
                 Whenever any shareholder entitled to vote has been absent from any meeting of shareholders whether annual or special, an affidavit of the secretary or an assistant secretary or the transfer agent of the corporation to the effect that notice has been duly given shall in the absence of fraud be prima facie evidence that due notice of such meeting was given to such shareholder, as required by law and the By-Laws of the corporation.

Section 6.       CONSENT TO SHAREHOLDER'S MEETINGS.
                 The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                 Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purposes, and filed with the Secretary of the Corporation.

Section 7.       QUORUM.
                 The holders of a majority of the shares entitled to vote at a meeting of shareholders who are present in person, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law. If, however, such percentage shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. at such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been





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transacted at the meeting as originally notified.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter and entitled to vote shall be the act of the shareholders, unless the vote of a greater number is specified herein or is required by law.

Section 8.       CLOSING OF TRANSFER BOOKS:  RECORD DATE.

                 (a) In order to determine the holders of record of the corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, or to make a determination of the shareholders of record for any other proper purpose, the Board of Directors of the corporation may order that the Stock Transfer Books be closed for a period not to exceed fifty (50) days prior to the meeting.

                 (b) In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten
(10) days prior to the date of the action which requires such determination.

                 (c) If the Stock Transfer Books are not closed and no record date is fixed for a determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders the day next preceding the day on which notice of the meeting is mailed, or for any other purpose the day on which resolution of the Board of Directors relating thereto is adopted, as the case may be, shall be the record date for such determination of shareholders.

                 (d) When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment of such meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9.       VOTING LIST.

                 (a) A complete list of the shareholders of the corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by each shareholder, shall be prepared by the Secretary or other officer or the Transfer Agent of the corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least ten (10) days prior to the meeting at the principal office of the corporation, and shall he subject to inspection during the ordinary business hours for any purpose germane to the meeting by any shareholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                 (b) The original Stock Transfer Books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.





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                 (c)      Failure to comply with the requirements of this
Section shall not affect the validity of any action taken at such meeting of the shareholders.

Section 10.      PROXIES.
                 Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the Secretary of the corporation, but no proxy shall be valid or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period which in no case shall exceed seven (7) years from the date of its execution.

Section 11.      PRESIDING OFFICER:  ORDER OF BUSINESS:  CONDUCT OF MEETING.

                 (a) Meetings of the shareholders shall be presided over by such person as shall be designated by the Board of Directors or if no designation is made, then by the President.

                 The Secretary of the corporation, or in his absence an Assistant Secretary, shall act as secretary of the meeting.

                 The President of the corporation shall serve as Chairman of the Board unless another person is specifically elected to that position by the directors.

                 (b) Subject to the following, meetings of shareholders shall generally follow accepted rules of parliamentary procedure.

                          1. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairman. If the Chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                          2. If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing the meeting is immediately adjourned.

                          3. The chairman may ask or require that anyone not a bona fide shareholder or proxy holder leave the meeting.

                          4.      A resolution or motion shall be only
                 considered for a vote if proposed by a shareholder or duly authorized proxy holder, and seconded by an individual who is a shareholder or a duly authorized proxy holder, other
















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         than the individual who proposed the resolution or motion.


                                  ARTICLE III

                            DIRECTORS -- MANAGEMENT

Section 1.       POWERS.

         Subject to the limitations in the Articles of Incorporation, of the By-Laws and of the laws of the State of California as to actions to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by a Board of Directors.

Section 2.       NUMBER OF DIRECTORS AND QUALIFICATIONS.
                 The authorized number of directors of the corporation shall be three (3).

Section 3.       ELECTION AND TENURE OF OFFICE.
                 Each director shall be elected by ballot at the annual meeting of shareholders or at any special meeting called for that purpose to serve until the next annual meeting of shareholders and until his successor is elected and has qualified, or until his earlier resignation or removal. His term of office shall begin immediately after election.

Section 4.       REMOVAL OF DIRECTORS.
                 A director may only be removed from office before the expiration of his term by a majority vote of the shareholders entitled to vote at an election of directors as provided in Section 810 of the California Corporations Code.

Section 5.       VACANCIES.
                 Any vacancy occurring in the Board of Directors may directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 6.       PLACE OF MEETINGS.
                 Meetings of the Board of Directors shall be held at any place within or without the State of California, as designated for this purpose, from time to time, by resolution of the Board of Directors or written consent of all the members of the Board.

Section 7.       REGULAR MEETINGS.
                 Regular meetings of the Board of Directors shall not be held. In lieu of












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regular meetings, special meetings of the Board may be held as provided in
Section 8 of this ARTICLE III.

Section 8.       SPECIAL MEETINGS AND NOTICE THEREOF.
                 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or if they are absent or unable or refuses to act, by any Vice President or by any two (2) directors.

                 Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is personally delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of such meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 9.       WAIVER OF NOTICE.
                 When all the directors are present at any director's meeting, however called or noticed, and sign a written consent thereto, or if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereat are as valid as if had at a meeting regularly called and noticed.

Section 10.      NOTICE OF ADJOURNMENT.

                 Notice of the time and place of holding an adjourned meeting need not he given to absent directors if the time and place be fixed at the meeting adjourned.

Section 11.      QUORUM.
                 A majority of the number of directors as fixed by the By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn the meeting from time to time, but may not transact any business.

Section 12.      DIRECTORS ACTING WITHOUT A MEETING.
                 Any action required or permitted to be taken by the Board of Directors under any provision of these By-Laws or by any statute or regulation may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and










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effect as a unanimous vote of such directors.  Any certificate or other document filed under any provision of this Article which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-Laws authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

Section 13.      INDEMNIFICATION.
                 The corporation shall indemnify each of its directors and officers, whether or not then in office (and his executor, administrator and heirs), to the extent permitted by Section 830 of the California Corporations Code or any amendment thereto, against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the corporation. He shall have no right to reimbursement, however in relation to matters to which he has been adjudged liable to the corporation for gross negligence or culpable misconduct in the performance of his duties. The right to be indemnified for expenses shall also apply to the expenses of suits which are compromised if the court having jurisdiction of the matter shall approve such settlement.

Section 14.      COMPENSATION.
                 Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined by the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other ,capacity and receiving reasonable compensation for such other services.

Section 15.      COMMITTEES.
                 The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee and such other committees as it may deem appropriate. Each such committee shall consist of two or more members of the Board of Directors. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Articles of Incorporation or By-Laws, declaring dividends, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets or recommending to the stockholders a dissolution of the corporation. A majority of any such committee may determine its action and may fix the time and place of its meetings unless provided otherwise by the Board Os Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee. No member of any committee shall continue to be a member of it after he ceases to be a director of the corporation.





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                 Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof, and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated herein, will not, however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been submitted to the Board of Directors as herein provided.


                                   ARTICLE IV
                                    OFFICERS

Section 1.       NUMBER.
                 The officers of the corPoration shall be a Chairman of the Board, a President, one or more Executive, Senior, Group or general Vice Presidents, a Treasurer or Controller, and a Secretary. Any person may hold two or more offices except that no person shall hold the offices of President and Secretary simultaneously.

Section 2.       ELECTION:  TERM OF OFFICE.
                 The principal officers of the corporation shall he chosen annually by at least a majority vote of the directors of the corporation at the first meeting of the Board held after the annual meeting of shareholders, or as soon thereafter as is conveniently possible. No one of said officers, except the Chairman of the Board, and President, need be directors. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

Section 3.       SUBORDINATE OFFICERS, ETC.
                 The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4.       RESIGNATION AND REMOVAL.
                 Any officer may be removed, either with or without cause, at any time, by at least a majority vote of the directors then in office whenever in such directors' judgment the hoised interests of the corporation will be served by so doing.

         Any officer may resign at any time by giving       written notice to
the Board of Directors or to the President, or to the Secretary of the corPoration. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 5.       VACANCIES.
                 The Board of Directors shall have the power to fill any vacancies in any office





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occurring for any reason.

Section 6.       CHAIRMAN OF THE BOARD.
                 The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by the By-Laws.

Section 7.       PRESIDENT.
                 Subject to the control of the Board of Directors, the President shall be responsible for the general supervision and direction of the business and affairs of the corporation. He shall:

         (a) Preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, at all meetings of the Board of Directors;

         (b) Have the general powers and duties of management usually vested in the office of President of a corporation;

         (c)     Shall sign or countersign all certificates of shares; and

         (d) Have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.       VICE PRESIDENTS.
                 In the absence or disability of the President the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the By-Laws.

Section 9.       SECRETARY.
                 The Secretary shall:

                 (a) Keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors' meeting, the number of shares present or-represented at shareholders' meetings and the proceedings thereof;

                 (b) Keep, or cause to be kept, at the principal office or at the office of the corporation's Transfer Agent (s) or Registrar (s), a share register or a duplicate share register showing the names of the shareholders and their addresses; the number and classes of shares





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held by each; the number and date of certificates issued for the same; the number and date of cancellation of every certificate surrendered for cancellation;

                 (c) Give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the By-Laws to be given; and

                 (d) Keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 10.      ASSISTANT SECRETARIES.
                 Each Assistant Secretary (if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his duties, and shall perform such other duties as the Board of Directors, Executive Committee (if any), President or Secretary may from time to time assign to him. At the request of the Secretary any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death of the Secretary or in the case of his absence or inability to act temporarily, the Assistant Secretary shall perform such duties of the Secretary as shall be designated by the President or any Vice President.

Section 11.      TREASURER.
                 The Treasurer shall:

                 (a) Keep and maintain, or cause to kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director;

                 (b) Deposit all monies and other valuables in the names and to the credit of the corporation with such depositories as may be designated by the Board of Directors;

                 (c) Disburse the funds of the corporation as ordered by the Board of Directors;

                 (d) Render to the President and directors, when they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation; and

                 (e) Have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.









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Section 12.      SALARIES.
                 The salaries for the principal officers of the corporation shall be fixed, from time to time, by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the corporation.


                                   ARTICLE V
                          RECORDS--REPORTS--INSPECTION

Section 1.       RECORDS.

                 The corporation shall maintain adequate and correct accounts, books, and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business as fixed by the Board of Directors from time to time.

Section 2.       INSPECTION.
                 The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder, stockholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his or her interests as a shareholder. Such inspection may include the right to make extracts. Demand for inspection other than at a shareholders' meeting shall be made in writing upon the President or Secretary of the corporation.

Section 3.       CHECKS AND DRAFTS.
                 All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution or resolutions adopted by a vote of at least two thirds of the directors of the corporation.

Section 4.       LOANS.
                 No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution adopted by a vote of at least a majority of the directors of the corporation. Provided, however, that no loan may be made to a director or officer except as permitted by Section 823 of the California Corporations Code or any amendment thereof. Such authority may be general or confirmed to specific instances.

Section 5.       DEPOSITS.
                 The Board of Directors or the President or a Vice President, when authorized by the Board of Directors, shall select banks, trust companies or other depositories in which all funds of the corporation not otherwise employed shall, from time to time, be deposited to the credit of the corporation.





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Section 6.       VOTING SECURITIES HELD BY THE CORPORATION.
                 Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the corporation may hold securities. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 7.       CONTRACTS.
                 The Board of Directors, except as the By-Laws or Articles of Incorporation otherwise specifically provide, may, by a majority vote of the directors of the corporation, authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined in specific instances; unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by and contract or agreement or to pledge its credit to render it liable for any purpose or for any amount.

Section 8.       INSPECTION OF BY-LAWS.
                 The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all times during business hours.


                                   ARTICLE VI
                             CERTIFICATES OF STOCK

Section 1.       CERTIFICATES OF STOCK.
                 Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Every shareholder shall be entitled to have a certificate signed by or in the name of the corporation by the President or a Vice President, and the Secretary or an Assistance Secretary of such corporation, certifying to the number of shares owned by him in such corporation. If such certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, or the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance.

                 All certificates for shares of each class or series within a class shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entitled on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares











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shall have been surrendered and cancelled.

Section 2.       TRANSFER.

                 (a) Upon surrender to the Secretary or Transfer Agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 (b) A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

                 (c) When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the shares. If there remains a reasonable doubt of the right to the shares, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount and responsibility of the sureties. The bond shall be conditioned to protect the corporation, its officers, transfer agents and registrars or any of them, against loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer, and the issuance of a new certificate for shares.

Section 3.       LOST OR DESTROYED CERTIFICATES.

                 (a) Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser; and provided that the owner files with the corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the Board of Directors.

                 (b) Where a share certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the security before receiving such notification, the owner is precluded from asserting against';the corporation any claim for registering the transfer or any claim to a new security.

                 (c) If, after the issue a new security as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate Presents it for





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
registration of transfer, the corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taking under him except a bona fide purchaser.

Section 4.       TRANSFER AGENTS AND REGISTRARS.
                 The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.


                                  ARTICLE VII
                                   DIVIDENDS

                 The Board of Directors, by a majority vote of its members, may, from time to time, declare and the corporation shall pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of California.


                                  ARTICLE VIII
                                WAIVER OF NOTICE

                 Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Corporation Act then a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX
                                   AMENDMENTS

Section 1.       POWER OF SHAREHOLDERS.
                 These By-Laws may be repealEd or amended, or new By-Laws may be adopted at an annual meeting, or at any other meeting of the shareholders, called for the purpose by the Board of Directors, by a vote representing a majority of the shares of common stock entitled to vote, or by the written consent of such shareholders.

Section 2.       POWER OF DIRECTORS.
                 Subject to the right of shareholders, as provided in Section 1 of this ARTICLE IX, to adopt, amend or repeal the By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by a majority vote of the Board of Directors.

Section 3.       RECORD OF AMENDMENTS.
                 Whenever an amendment or new By-Law is adopted, it shall be copied in the Minute Book with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said Book.


                                   ARTICLE X
                                      SEAL

                 The corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the corporation and showing the state of incorporation.


                                   ARTICLE XI
                                  FISCAL YEAR

                 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         I, Marlene White, hereby certify that I am the duly elected, qualified and acting Secretary of JILCO INDUSTRIES, INC., a California corporation; and that the foregoing Amended By-Laws of JILCO INDUSTRIES, INC. were duly and regularly adopted as the By-Laws of said corporation on October 16, 1972.

         IN WITNESS WHEREOF, I have hereunto set my And this 16th day of October, 1972.


                                        /s/ Marlene White
                                        -----------------------------------
                                        Marlene White
























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